UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vestin Fund II, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On or about January 18, 2006, Vestin Fund II, LLC (“Fund II”) sent postcards to its unitholders inviting them to attend one of a series of meetings to discuss the proposal to convert Fund II into a real estate investment trust (“REIT”). A copy of the form of post card notice was filed with the Securities and Exchange Commission on January 18, 2006. Fund II has updated the slides that are being presented at such meetings in the form of the attached slides. The updated slides replace and supersede all prior slides used by Fund II.

Purpose of This Meeting: To Talk About The REIT Conversion Proposal

We are here to discuss the proposal to convert Vestin Fund II, LLC to a REIT -- Please Hold All Questions Until The End

The current withdrawal requests list runs to 2018 and is growing

Limited Redemptions per year in the current fund format due to: IRS CODE 7 7 0 4 b 10% RULE

Do nothing (wait) Liquidation Mortgage REIT Solutions:

What is a Mortgage REIT? Corporate entity that escapes the 10% rule No more confusing K-1's, issue 1099's Must distribute 90% of it's net income Continue to materially follow investment objectives in the Vestin Fund II prospectus.

Your units will turn into shares. Example: 10,000 units = 10,000 shares

When you sell your shares, the public purchases your shares and the mortgage REIT's assets continue to be invested with no restriction or requirements on liquidity.

Advantages Disadvantages Liquidity A. You decide when to sell Better understood 1099s Frees up reserves Enables investors to leverage IRAs Market price will fluctuate Book Value is unaffected by the conversion Dividends paid quarterly No redemption rights

What is book value? VFII 9.60* *Based on 9/30 10-Q The REIT shares may trade at a discount or premium to book value

The purpose of this conversion is to allow each investor liquidity, if they want it.

Conversion to a mortgage REIT requires 51% of the units to vote yes. Vestin Group pays all costs, not the Fund.

The Manager, Vestin Mortgage and their Board of Directors recommend a Yes Vote

Need near-term liquidity? Want liquidity in the future? Want your heirs to have immediate liquidity upon your death? Want to be able to liquidate any portion of your investment any day you want? Want to stay in the Funds until they expire? Your vote should be yes Your vote should be yes Your vote should be yes Your vote should be yes Your vote should be yes

The Data On the Following Slides comes from Yahoo! Finance, NASDAQ.com, and Bloomberg For the dates January 19 and 20, 2006 It is presented for your information and should not be viewed as a representation that Vestin Realty Trust II would achieve comparable performance.

* Results of this company are not indicative of the results to be expected from Vestin Realty Trust II Capstead Mortgage Corp. (CMO) Price/Book : 1.00 Current Annual Dividend Yield: 1.00% Total Debt/ Equity (mrq): 11.11 % Held by Institutions: 25.60% Average Volume (3 Month): 183,024

Annaly Mortgage Management Inc. (NLY) Price/Book : 1.11 Current Annual Dividend Yield: 3.20% Total Debt/ Equity (mrq): 10.926 % Held by Institutions: 24.70% Average Volume (3 Month): 1,563,640 * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

Redwood Trust Inc. (RWT) Price/Book : 1.08 Current Annual Dividend Yield: 6.30% Total Debt/ Equity (mrq): 18.109 % Held by Institutions: 80.30% Average Volume (3 Month ): 237,011 * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

Dynex Capital Inc. (DX) Price/Book : 0.87 Current Annual Dividend Yield: N\A Total Debt/ Equity (mrq): 4.782 % Held by Institutions: 8.30% Last Dividend Paid: Oct. 31, 1998 * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

SOLD Criimi Mae Inc. (CMM) Price/Book : 0.75 Current Annual Dividend Yield: N\A Total Debt/ Equity (mrq): 1.412 % Held by Institutions: 46.80% Average Volume(3 Month): 85,565.1 Market Cap (intraday): 312.08M Last Dividend Paid: Nov. 13, 2000 * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

Sunset Financial Resources Inc. (SFO) Valuation Measures And Financial Highlights * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

Sunset Financial Resources Inc. (SFO) Trading Information * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

RAIT Investment Trust (RAS) RAIT Investment Trust specializes in providing commercial mezzanine and short-term bridge financing, mostly first mortgages that are subsequently refinanced with other lenders. It also acquires real estate loans from other lenders or investors, typically loans under default or forbearance. The real estate investment trust (REIT) primarily invests in properties located in the mid-Atlantic, Southeast, and Midwest; it also has interests in the West and Northeast. Most loans are secured by multifamily residences, offices, and other commercial properties; loan amounts are typically between $2 million and $50 million. The REIT also invests in real properties, mostly apartment buildings in its key markets. Business Summary * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

RAIT Investment Trust (RAS) Valuation Measures And Financial Highlights * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

RAIT Investment Trust (RAS) Trading Information * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

JER Investors Trust Inc. (JRT) JER Investors Trust invests in and originates real estate financial products, primarily commercial mortgage-backed securities (CMBS) and nonconforming mezzanine and other mortgage loans. Its portfolio is secured by a variety of property types (retail, residential, office, hospitality, and industrial) located in seven states. Founded in 2004, the company is managed by an affiliate of investment firm J.E. Robert Company (JER) and plans to qualify as a real estate investment trust (REIT). CEO and JER owner Joseph Robert Jr. controls 7% of JER Investors Trust. Business Summary * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

JER Investors Trust Inc. (JRT) Valuation Measures And Financial Highlights * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

JER Investors Trust Inc. (JRT) Trading Information * Results of this company are not indicative of the results to be expected from Vestin Realty Trust II

1 Proxy Card per account. For example: 3 accounts = 3 Proxy Cards

If you think of additional questions later, give me a call at (702) 227-0965

Vestin Fund II, LLC has filed certain materials with the SEC, including a proxy statement, relating to the REIT conversion proposal. The proxy statement contains important information about the proposed REIT conversion and related special meeting. You are urged to read it carefully, especially the Risk Factors beginning on page 7 of the proxy statement. Copies of the proxy statement are available here today if you need one. In addition, the proxy statement is available for free on the SEC's web site at www.sec.gov.

Thank you for attending.